Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-180178, 333-176281, 333-173218, 333-165444, 333-161510, 333-156884, 333-150871, 333-149747 333-145283, and 333-138590) of Globalstar, Inc. of our report dated March 15, 2013, with respect to the consolidated financial statements of Globalstar, Inc., which report appears in this Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

March 15, 2013